                                                                     Exhibit 3.1

                                 CAYMAN ISLANDS
                                 --------------

                   The Companies Law (2003 Revision) (Cap. 22)

                            Company Limited by Shares

                                ----------------

                       RESTATED MEMORANDUM OF ASSOCIATION

                                       OF

                                 TOM Online Inc.

         (adopted by special resolution passed on ______________, 2004)

1.         The name of the Company is TOM Online Inc.

2. The Registered Office of the Company shall be at the offices of M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies or at such other place in the Cayman Islands as the Board may from time to time decide.

3. The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:

(i) To carry on business as a holding company and to acquire and hold shares, stocks, debenture stock, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, and shares, stock, debenture stock, bonds, obligations and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, and to vary, transpose, dispose of or otherwise deal with from time to time as may be considered expedient any of the Company's investments for the time being;

(ii) To subscribe for, conditionally or unconditionally, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organise any company, joint venture, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(iii) To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(iv) To stand surety for or to guarantee, indemnify, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration therefor.

(v) (a) To carry on the business of promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

     (b) To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including the provision of any services.

(vi) To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licences, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(vii) To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors likely to be profitable to the Company.

In the interpretation of this Memorandum of Association in general and of this Clause 3 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this Clause or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4. Except as prohibited or limited by the Companies Law (2003 Revision), the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (2003 Revision) and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate, irrespective of any question of corporate benefit, in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, debenture stock, loans, loan stock, loan notes, bonds, convertible bonds, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to members of the Company; to contract with persons for the provision of advice, the management and custody of the Company's assets, the listing of the Company's shares and its administration; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance; to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a licence is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

6. The share capital of the Company is HK$100,000,000 divided into 10,000,000,000 ordinary shares of a nominal or par value of HK$0.01 each with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2003 Revision) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7. If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Companies Law (2003 Revision) and, subject to the provisions of the Companies Law (2003 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

                                 CAYMAN ISLANDS
                                 --------------

                   The Companies Law (2003 Revision) (Cap. 22)

                            Company Limited by Shares

                                ----------------

                        RESTATED ARTICLES OF ASSOCIATION

                                       OF

                                 TOM Online Inc.

         (adopted by special resolution passed on ______________, 2004)

                                     Table A
                                     -------

Exclusion of Table A
1. The regulations contained in Table A in the First Schedule to the Companies Law shall not apply to the Company.

                                 Interpretation
                                 --------------

Interpretation
2. The marginal notes to these Articles shall not affect the interpretation hereof. In these Articles, unless there be something in the subject or context inconsistent therewith:

ADS
     "ADS" shall mean an American depositary share, evidenced by an American depositary receipt issued by Citibank, N.A. as depositary and representing an ownership interest in the shares;

Applicable Laws
     "Applicable Laws" shall mean the Companies Law and all other applicable laws and regulations, including without limitation: (a) for so long as the shares of the Company are listed on the Growth Enterprise Market of the Exchange, the Listing Rules, the HK Code on Takeovers & Mergers, any other relevant rules or regulations issued by the Exchange or the Securities and Futures Commission of Hong Kong and the relevant laws and regulations of Hong Kong in force from time to time and (b) for so long as the ADSs of the Company are quoted on Nasdaq, the rules or regulations issued by Nasdaq, and the relevant laws and regulations of the United States in force from time to time;

these Articles
     "these Articles" shall mean the present Articles of Association and all supplementary, amended or substituted Articles for the time being in force;


Associate
     "Associate" means, in relation to any Director:

               (i) his spouse and any of his or his spouse's children or step-children, natural or adopted, under the age of 18 ("family interests"); and

               (ii) the trustees, acting in their capacity as such trustees, of any trust of which he or any of his family interests is a beneficiary or, in the case of a discretionary trust, is (to his knowledge) a discretionary object and any company ("trustee-controlled company") in the equity capital of which the trustees, acting in their capacity as such trustees, are directly or indirectly interested so as to exercise or control the exercise of 30% (or such other amount as may from time to time be specified in the HK Code on Takeovers & Mergers as being the level for triggering a mandatory general offer) or more of the voting power at general meetings, or to control the composition of a majority of the Board and any other company which is its subsidiary (together, the "trustee interests");

               (iii) a holding company of a trustee-controlled company or subsidiary of any such holding company; and

               (iv) any company in the equity capital of which he, his family interests, any of the trustees referred to in (ii) above, acting in their capacity as such trustees, and/or any trustee interests taken together are directly or indirectly interested (other than through their respective interests in the capital of the Company) so as to exercise or control the exercise of 30 per cent. (or such other amount as may from time to time be specified in the HK Code on Takeovers and Mergers as being the level for triggering a mandatory general offer) or more of the voting power at general meetings, or to control the composition of a majority of the Board and any other company which is its subsidiary or holding company or a fellow subsidiary of any such holding company.

Audit Committee
     "Audit Committee" shall mean the audit committee established pursuant to Articles 128 and 168;

Auditors
     "Auditors" shall mean the persons appointed by the Company from time to time to perform the duties of auditors of the Company;

Board
     "Board" shall mean the majority of the Directors present and voting at a meeting of Directors at which a quorum is present;

capital
     "capital" shall mean the share capital from time to time of the Company;

the Chairman
     "the Chairman" shall mean the Chairman presiding at any meeting of members or of the board;

the Company
     "the Company" or "this Company" shall mean TOM Online Inc.;

the Companies Law
     "the Companies Law" shall mean the Companies Law (2003 Revision), Cap. 22 of the Cayman Islands and any amendments thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

the Companies Ordinance
     "the Companies Ordinance" shall mean the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) as in force from time to time;

the Company's Website
     "the Company's Website" shall mean the website of the Company, the address or domain name of which has been notified to members;

Compensation Committee
     "Compensation Committee" means the compensation committee established pursuant to Articles 128 and 173;

Director
     "Director" shall mean any director from time to time of the Company;

dividend
     "dividend" shall include bonus dividends and distributions permitted by the Companies Law to be categorised as dividends;

Electronic
     "electronic" shall have the meaning given to it in the Electronic Transactions Law 2000 of the Cayman Islands and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

Electronic Signature
     "Electronic Signature" means an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

Exchange
     "Exchange" shall mean The Stock Exchange of Hong Kong Limited;

Family Member
     "Family Member" means a person's spouse, parents, children and siblings, whether by blood, marriage or adoption or anyone residing in such person's home;

HK$
     "HK$" shall mean Hong Kong dollars, the lawful currency of Hong Kong;

HK Code on Takeovers & Mergers
     "HK Code on Takeovers & Mergers" shall mean the Hong Kong Code on Takeovers and Mergers issued by the Securities and Futures Commission of Hong Kong, as amended from time to time;

Hong Kong
     "Hong Kong" shall mean the Hong Kong Special Administrative Region of the People's Republic of China and its dependencies;

Independent Director
     "Independent Director" shall mean a Director who is an independent director as defined in the NASD Manual & Notices to Members as amended from time to time, and none of the following persons shall be considered an Independent
     Director:

     (a) a Director who is, at any time or during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

     (b) a Director who accepted or who has a Family Member who accepted any payments from the Company or any parent or subsidiary of the Company in excess of US$60,000 during the current fiscal year or any of the past three fiscal years, other than compensation for board or board committee service, payments arising solely from investments in the Company's securities, compensation paid to a Family Member who is a non-executive employee of the Company or a parent or subsidiary of the Company benefits under a tax-qualified retirement plan, or loans permitted under 13(k) of the U.S. Securities Act of 1933;

     (c) a Director who is a Family Member of an individual who is, or at any time during the past three years was employed by the Company or by any parent or subsidiary of the Company as an executive officer;

     (d) a Director who is, or who has a Family Member who is, is a partner in, or a controlling shareholder of an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or US$200,000, whichever is more, other than the following:

           (i) payments arising solely from investments in the Company's securities; or

           (ii)  payments under non-discretionary charitable matching programs.

     (e) a Director who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the listed Company serve on the compensation committee of such other entity; or

     (f) A Director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit, at any time during the past three years;

Listing Rules
     "Listing Rules" shall mean the Rules Governing the Listing of Securities on the Growth Enterprise Market of the Exchange in Hong Kong as amended from time to time;

month
     "month" shall mean a calendar month;

Nasdaq
     "Nasdaq" shall mean the Nasdaq National Market in the United States;

ordinary resolution
     "ordinary resolution" shall mean a resolution passed by a simple majority of the votes of such members of the Company as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting held in accordance with these Articles and includes an ordinary resolution passed pursuant to Article 84;

principal register
     "principal register" shall mean the register of members of the Company maintained at such place within or outside the Cayman Islands as the Board shall determine from time to time;

publication on the GEM website
     "publication on the GEM website" shall mean publication, in the form prescribed in the Listing Rules, in both the English and Chinese languages on the website of the Growth Enterprise Market of the Exchange in Hong Kong;

published in the newspapers
     "published in the newspapers" shall mean published as a paid advertisement in English in at least one English language newspaper and in Chinese in at least one Chinese language newspaper, being in each case a gazetted newspaper (as defined in the Listing Rules) published daily and circulating generally in Hong Kong;

recognised clearing house
     "recognised clearing house" shall have the meaning ascribed thereto in Part 1 of Schedule 1 to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong);

the register
     "the register" shall mean the principal register and any branch registers;

registration office
     "registration office" shall mean in respect of the shares of the Company, such place or places where the Board from time to time determines to keep a branch register of holders in respect of such shares and where (except in cases where the Board otherwise determines) transfers of documents of title for such shares are to be lodged for registration and are to be registered;

Related Party
     "Related Party" shall mean:

     (a)   any Director or executive officer of the Company;

     (b)   any nominee for election as a Director of the Company;

     (c) any holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company's voting securities; and

     (d)   any member of the immediate family of the foregoing persons.

     For purposes of this definition, a person's immediate family shall include such person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law;

Related Party Transaction
     "Related Party Transaction" shall mean a transaction (other than a transaction of a revenue nature in the ordinary course of business) between the Company or any of its subsidiaries and a Related Party;

seal
     "seal" shall include the common seal of the Company, the securities seal or any duplicate seal adopted by the Company pursuant to Article 137;

SEC
     "SEC" shall mean the US Securities and Exchange Commission;

Secretary
     "Secretary" shall mean the person appointed as company secretary by the Board from time to time including any deputy or assistant secretary;

share
     "share" shall mean an ordinary share in the capital of the Company and includes stock except where a distinction between stock and shares is expressed or implied;

shareholders/members
     "shareholders" or "members" shall mean the persons who are duly registered as the holders from time to time of shares in the register including persons who are jointly so registered;

special resolution
App 11
Part B
r.1
     "special resolution" shall have the same meaning as ascribed thereto in the Companies Law and shall include a unanimous written resolution of all members: for this purpose, the requisite majority shall be not less than three-fourths of the votes of such members of the Company as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given and includes a special resolution passed pursuant to Article 84;

subsidiary and holding company
     "subsidiary" and "holding company" shall have the meanings attributed to such terms in the Companies

     Ordinance, but interpreting the term "subsidiary" in accordance with the definition of "subsidiary" under rule 1.01 of the Listing Rules;

transfer office
     "transfer office" shall mean the place where the principal register is situate for the time being;

United States/US
     "United States" and "US" shall mean the United States of America, its territories, its possessions and all areas subject to its jurisdiction;

US$
     "US$" shall mean United States dollars, the lawful currency of the United States;

words in Companies Law to bear same meaning in Articles

     Subject as aforesaid, any words defined in the Companies Law shall, if not inconsistent with the subject and/or context, bear the same meanings in these Articles;

writing/printing
     "writing" or "printing" shall include writing, printing, lithograph, photograph, type-writing and every other mode of representing words or figures in a legible and non-transitory form and, only where used in connection with a notice served by the Company on members or other persons entitled to receive notices hereunder, shall also include a record maintained in an electronic medium which is accessible in visible form so as to be useable for subsequent reference;

gender
     words importing either gender shall include the other gender and the neuter;

persons/companies
     words importing persons and the neuter shall include companies and corporations and vice versa;

singular and plural
     words denoting the singular shall include the plural and words denoting the plural shall include the singular.

                    Share Capital and Modification of Rights
                    ----------------------------------------

Capital
App 3
r.9
3. The capital of the Company at the date of the adoption of these Articles is HK$100,000,000 divided into 10,000,000,000 shares of HK$0.01 each.

Issue of shares
App 3
r.6(1)
4. Subject to the provisions of these Articles and to any direction that may be given by the Company in general meeting and without prejudice to any special rights conferred on the holders of any existing shares or attaching to any class of shares, any share may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise, and to such persons at such times and for such consideration as the Board may determine. Subject to the Companies Law and to any special rights conferred on any shareholders or attaching to any class of shares, any share may, with the sanction of a special resolution, be issued on terms that it is, or at the option of the Company or the holder thereof is, liable to be redeemed. No shares shall be issued to bearer for so long as a recognised clearing house (in its capacity as such) is a member of the Company.

Issue of warrants
App 3
r.2(2)
5. Subject to the Listing Rules, the Board may issue warrants and securities giving a right to subscribe for any class of shares or other securities of the Company ("convertible securities") on such terms as it may from time to time determine. No convertible securities shall be issued to bearer for so long as a recognised clearing house (in its capacity as such) is a member of the Company. Where convertible securities are issued to bearer, no new warrant shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such new warrant.

How class rights may be modified
App 3
r.6(2)
App 11
Part B
r.2(1)
App 3
r.6(2)
6.   (a)   If at any time the share capital of the Company is divided into different classes of shares, all or any of the rights attached to any class of shares for the time being issued (unless otherwise provided for in the terms of issue of the shares of that class) may, subject to the provisions of the Companies Law, be varied or abrogated with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class. To every such separate general meeting all the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the quorum for the purposes of any such separate general meeting and of any adjournment thereof shall be a person or persons together holding (or representing by proxy) at the date of the relevant meeting not less than one-third in nominal value of the issued shares of that class, and that any holder of shares of the class present in person or by proxy may demand a poll.

     (b) The special rights conferred upon the holders of shares of any class shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Company may purchase and finance the purchase of own shares and warrants
7. Subject to the Companies Law and any other Applicable Law and so far as not prohibited by any Applicable Law and subject to any rights conferred on the holders of any class of shares, the Company shall have the power to purchase or otherwise acquire all or any of its own shares (which expression as used in this Article includes redeemable shares) provided that the manner of purchase has first been authorised by a resolution of the shareholders, and to purchase or otherwise acquire warrants and other securities for the subscription or purchase of its own shares, and shares and warrants for the subscription or purchase of any shares in any company which is its holding company and may make payment therefor in any manner authorised or not prohibited by any Applicable Law, including out of capital, or to give, directly or indirectly, by means of a loan, a guarantee, a gift, an indemnity, the provision of security or otherwise howsoever, financial assistance for the purpose of or in connection with a purchase or other acquisition made or to be made by any person of any shares or warrants in the Company or any company which is a holding company of the Company and should the Company purchase or otherwise acquire its own shares, warrants or other securities neither the Company nor the Board shall be required to select the shares or warrants to be purchased or otherwise acquired rateably or in any other manner as between the holders of shares or warrants of the same class or as between them and the holders of shares, warrants or other securities of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares provided always that any such purchase or other acquisition or financial assistance shall only be made in accordance with any relevant code, rules or regulations issued by the Exchange or the Securities and Futures Commission of Hong Kong from time to time in force.

Power to increase capital
8. The Company in general meeting may, from time to time, whether or not all the shares for the time being authorised shall have been issued and whether or not all the shares for the time being issued shall have been fully paid up, by ordinary resolution, increase its share capital by the creation of new shares, such new capital to be of such amount and to be divided into shares of such respective amounts as the resolution shall prescribe.

Redemption
9.   (a)   Subject to the provisions of the Companies Law and the Memorandum of
           Association of the Company, and to any special rights conferred on the holders of any shares or attaching to any class of shares, shares may be issued on the terms that they may be, or at the option of the Company or the holders are, liable to be redeemed on such terms and in such manner, including out of capital, as the Board may deem fit.

App 3
r.8(1) & (2)
     (b) Where the Company purchases for redemption a redeemable share, purchases not made through the market or by tender shall be limited to a maximum price, and if purchases are by tender, tenders shall be available to all shareholders alike.

Purchase or redemption not to give rise to other purchases or redemptions
10.  (a)   The purchase or redemption of any share shall not be deemed to give rise to the purchase or redemption of any other share.

Certificates to be surrendered for cancellation
     (b) The holder of the shares being purchased, surrendered or redeemed shall be bound to deliver up to the Company at its principal place of business in Hong Kong or such other place as the Board shall specify the certificate(s) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies in respect thereof.

Shares at the disposal of the Board
11. Subject to the provisions of the Companies Law, of the Memorandum of Association of the Company, and of these Articles relating to new shares, the unissued shares in the Company (whether forming part of its original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration, and upon such terms, as the Board shall determine.

Company may pay commissions
12. The Company may, unless prohibited by any Applicable Law, at any time pay a commission to any person for subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company, but so that the conditions and requirements of the Companies Law shall be observed and complied with, and in each case the commission shall not exceed 10% of the price at which the shares are issued. The Company may also on any issue of shares pay such brokerage as may be lawful. Subject to the provisions of Applicable Laws, any such commissions or brokerage may be satisfied by the payment of cash or the allotment of fully or partly paid-up shares or partly in one way and partly in the other.

Company not to recognise trusts in respect of shares
13. Except as otherwise expressly provided by these Articles or as required by any Applicable Law or as ordered by a court of competent jurisdiction, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any shares or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

                   Register of Members and Share Certificates
                   ------------------------------------------

Share register
App 3
r.1(1)
14.  (a)   The Board shall cause to be kept at such place within or outside the
           Cayman Islands as it deems fit a principal register of the members and there shall be entered therein the particulars of the members and the shares issued to each of them and other particulars required under the Companies Law.

     (b) If the Board considers it necessary or appropriate, the Company may establish and maintain a branch register or registers of members at such location or locations within or outside the Cayman Islands as the Board thinks fit. The principal register and the branch register(s) shall together be treated as the register for the purposes of these Articles.

     (c) The Board may, in its absolute discretion, at any time transfer any share upon the principal register to any branch register or any share on any branch register to the principal register or any other branch register.

     (d) Notwithstanding anything contained in this Article, the Company shall as soon as practicable and on a regular basis record in the principal register all transfers of shares effected on any branch register and shall at all times maintain the principal register in such manner as to show at all times the members for the time being and the shares respectively held by them, in all respects in accordance with the Companies Law.

App 11
Part B
r.3(2)
15.  (a)   Except when a register is closed and, if applicable, subject to the additional provisions of paragraph (b) of this Article, the principal register and any branch register shall during business hours be kept open to the inspection of any member without charge.

     (b) The reference to business hours in paragraph (a) of this Article is subject to such reasonable restrictions as the Company in general meeting may impose, but so that not less than two hours in each business day is to be allowed for inspections.

App 11
Part B
r.3(2)
     (c) Any register held in Hong Kong shall during normal business hours (subject to such reasonable restrictions as the Board may impose) be open to inspection by a member without charge and any other person on payment of such fee not exceeding HK$2.50 (or such higher amount as may from time to time be permitted under the Listing Rules) as the Board may determine for each inspection. Any member may require a copy of the register, or any part thereof, on payment of HK$0.25, or such lesser sum as the Company may prescribe, for every 100 words or fractional part thereof required to be copied. The Company shall cause any copy so required by any person to be sent to that person within a period of 10 days commencing on the date next after the day on which the request is received by the Company.

Share certificates
App 3
r.1(1)
16. Every person whose name is entered as a member in the register shall be entitled without payment to receive, within the relevant time limit as prescribed in the Companies Law or as the Exchange may from time to time determine, whichever is shorter, after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide), one certificate for all his shares of each class or, if he shall so request, in a case where the allotment or transfer is of a number of shares in excess of the number for the time being forming an Exchange board lot, upon payment, in the case of a transfer, of a sum equal to the relevant maximum amount as the Exchange may from time to time determine for every certificate after the first or such lesser sum as the Board shall from time to time determine, such numbers of certificates for shares in Exchange board lots or multiples thereof as he shall request and one for the balance (if any) of the shares in question, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

Share certificates to be sealed
App 3
r.2(1)
17. Every certificate for shares or debentures or representing any other form of security of the Company shall be issued under the seal of the Company, which shall only be affixed with the authority of the Board.

Every certificate to specify number of shares
18. Every share certificate shall specify the number of shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as the Board may from time to time prescribe.

Joint holders
App 3
r.1(3)
19. The Company shall not be bound to register more than four persons as joint holders of any share. If any share shall stand in the names of two or more persons, the person first named in the register shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the share.

Replacement of share certificates
App 3
r.1(1)
20. If a share certificate is defaced, lost or destroyed, it may be replaced on payment of such fee, if any, not exceeding such amount as may from time to time be permitted under the Listing Rules or such lesser sum as the Board may from time to time require) and on such terms and conditions, if any, as to publication of notices, evidence and indemnity, as the Board thinks fit and where it is defaced or worn out, after delivery up of the old certificate to the Company for cancellation.

                                      Lien
                                      ----

Company's lien
App 3
r.1(2)
21. The Company shall have a first and paramount lien on every share (not being a fully paid up share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of such share; and the Company shall also have a first and paramount lien and charge on all shares (other than fully paid up shares) standing registered in the name of a member (whether solely or jointly with others) for all the debts and liabilities of such member or his estate to the Company and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether such person is a member of the Company or not.

Lien extends to dividends and bonuses
     The Company's lien (if any) on a share shall extend to all dividends and bonuses declared in respect thereof. The Board may resolve that any share shall for some specified period be exempt wholly or partially from the provisions of this Article.

Sale of shares subject to lien
22. The Company may sell in such manner as the Board thinks fit any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of the sum presently payable or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the shares or the person, of which the Company has notice, entitled to the shares by reason of such holder's death, mental disorder or bankruptcy.

Application or proceeds of such sale
23. The net proceeds of such sale by the Company after the payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debt or liability or engagement in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale and upon surrender, if required by the Company, for cancellation of the certificate for the share sold) be paid to the holder immediately before such sale of the share. For giving effect to any such sale, the Board may authorise any person to transfer the shares sold to the purchaser thereof and may enter the purchaser's name in the register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                                 Calls on Shares
                                 ---------------

Calls, how made
24. The Board may from time to time make such calls as it may think fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal amount of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed times. A call may be made payable either in one sum or by instalments. A call may be revoked or postponed as the Board may determine.

Notice of call
25. At least 14 days' notice of any call shall be given to each member specifying the time and place of payment and to whom such payment shall be made.

Copy of notice to be sent
26. A copy of the notice referred to in Article 25 shall be sent in the manner in which notices may be sent to members by the Company as herein provided.

Every member liable to pay call at appointed time and place
27. Every member upon whom a call is made shall pay the amount of every call so made on him to the person and at the time or time and place or places as the Board shall specify. A person upon whom a call is made shall remain liable on such call notwithstanding the subsequent transfer of the shares in respect of which the call was made.

Notice of call may be published in newspapers or given by electronic means
28. In addition to the giving of notice in accordance with Article 26, notice of the person appointed to receive payment of every call and of the times and places appointed for payment may be given to the members affected by notice published in the newspapers or, subject to the Listing Rules, by publication on the GEM website or by electronic communication in the manner in which notices may be served by the Company by electronic means as herein provided.

When call deemed to have been made
29. A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed.

Liability of joint holders
30. The joint holders of a share shall be severally as well as jointly liable for the payment of all calls and instalments due in respect of such share or other moneys due in respect thereof.

Board may extend time fixed for call
31. The Board may from time to time at its discretion extend the time fixed for any call, and may extend such time as to all or any of the members, whom by reason of residence outside Hong Kong or other cause the Board considers it reasonable to grant an extension to, but no member shall be entitled to any such extension as a matter of grace and favour.

Interest on calls
32. If the sum or any instalment payable in respect of any call is unpaid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 15% per annum as the Board shall determine from the day appointed for the payment thereof to the time of actual payment, but the Board may waive payment of such interest wholly or in part.

Suspension of privileges while call in arrears
33. No member shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another member) at any general meeting, either personally or by proxy, or be reckoned in a quorum, or to exercise any other privilege as a member until all sums or instalments due from him to the Company in respect of any call, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

Evidence in action for call
34. At the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the register as the holder, or one of the holders, of the shares in respect of which such debt accrued; that the resolution making the call is duly recorded in the minute book; and that notice of such call was duly given to the member sued, in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, and the proof of the matters aforesaid shall be conclusive evidence of the debt.

Sums payable on allotment/in future deemed a call
35. Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date, whether on account of the nominal value of the share and/or by way of premium or otherwise, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date fixed for payment, and in case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, liabilities of joint holders, forfeiture and the like, shall apply as if such sum had become payable by virtue of a call duly made and notified.

Payment of calls in advance
App 3
r.3(1)
36. The Board may, if it thinks fit, receive from any member willing to advance the same, and either in money or money's worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and upon all or any of the moneys so advanced the Company may pay interest at such rate (if any) as the Board may decide. The Board may at any time repay the amount so advanced upon giving to such member not less than one month's notice in writing of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

                               Transfer of Shares
                               ------------------

Form of transfer
App 3
r.1(4)
37. All transfers of shares may be effected by an instrument of transfer in the usual common form or in such other form as the Board may approve. All instruments of transfer must be left at the registered office of the Company or at such other place as the Board may appoint and all such instruments of transfer shall be retained by the Company.

Execution
38. The instrument of transfer shall be executed by or on behalf of the transferor and by or on behalf of the transferee PROVIDED that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. The instrument of transfer of any share shall be in writing and shall be executed with a manual signature or facsimile signature (which may be machine imprinted or otherwise) by or on behalf of the transferor and transferee PROVIDED that in the case of execution by facsimile signature by or on behalf of a transferor or transferee, the board shall have previously been provided with a list of specimen signatures of the authorised signatories of such transferor or transferee and the Board shall be reasonably satisfied that such facsimile signature corresponds to one of those specimen signatures. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

Board may refuse to register a transfer
App 3
r.1(2)
39. The Board may, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any share which is not fully paid up or on which the Company has a lien.

Notice of refusal
40. If the Board shall refuse to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

Requirements as to transfer
41.  The Board may also decline to register any transfer of any shares unless:

     (a) the instrument of transfer is lodged with the Company accompanied by the certificate for the shares to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer; and

     (b)   the instrument of transfer is in respect of only one class of shares;
           and

     (c) the instrument of transfer is properly stamped (in circumstances where stamping is required); and

     (d) in the case of a transfer to joint holders, the number of joint holders to which the share is to be transferred does not exceed four; and

     (e)   the shares concerned are free of any lien in favour of the Company;
           and

App 3
r.1(1)
     (f) a fee of such maximum as the Exchange may from time to time prescribe in the Listing Rules to be payable (or such lesser sum as the Board may from time to time require) is paid to the Company in respect thereof.

No transfer to an infant etc
42. No transfer shall be made to an infant or to a person in respect of whom an order has been made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs or under other legal disability.

Certificate to be given up on transfer
43. Upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued without charge to the transferee in respect of the shares transferred to him, and if any of the shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof shall be issued to him without charge. The Company shall also retain the instrument(s) of transfer.

When transfer books and register may close
App 11
Part B
r.3(2)
44. The registration of transfers may, on 14 days' notice being given by advertisement published in the newspapers or, subject to the Listing Rules, by publication on the GEM website or by electronic communication in the manner in which notices may be served by the Company by electronic means as herein provided, be suspended and the register closed at such times for such periods as the Board may from time to time determine, provided always that such registration shall not be suspended or the register closed for more than 30 days in any year (or such longer period as the members may by ordinary resolution determine provided that such period shall not be extended beyond 60 days in any year). The Company shall, on demand, furnish any person seeking to inspect the register or part thereof which is closed by virtue of this Article with a certificate under the hand of the Secretary stating the period for which, and by whose authority, it is closed.

                             Transmission of Shares
                             ----------------------

Death of registered holder or of joint holder of shares
45. In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

Registration of personal representatives and trustee in bankruptcy
46. Any person becoming entitled to a share in consequence of the death or bankruptcy or winding-up of a member may, upon such evidence as to his title being produced as may from time to time be required by the Board and subject as hereinafter provided, either be registered himself as holder of the share or elect to have some other person nominated by him registered as the transferee thereof.

Notice of election to be registered/Registration of nominee
47. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered he shall testify his election by executing in favour of his nominee a transfer of such share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy or winding-up of the member had not occurred and the notice or transfer were a transfer executed by such member.

Retention of dividends, etc., until transfer or transmission of shares of a deceased or bankrupt member
48. A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Article 86 being met, such a person may vote at meetings.

                              Forfeiture of Shares
                              --------------------

If call or instalment not paid notice may be given
49. If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may, at any time during such time as any part thereof remains unpaid, without prejudice to the provisions of
     Article 33, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment.

Form of notice
50. The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the call was made or instalment is unpaid will be liable to be forfeited. The Board may accept a surrender of any share liable to be forfeited hereunder and in such case, references in these Articles to forfeiture shall include surrender.

If notice not complied with shares may be forfeited
51. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share, and not actually paid before the forfeiture.

Forfeited shares to be deemed property of Company
52. Any share so forfeited shall be deemed to be the property of the Company, and may be re-allotted sold or otherwise disposed of on such terms and in such manner as the Board thinks fit and at any time before a re-allotment, sale or disposition the forfeiture may be cancelled by the Board on such terms as it thinks fit.

Arrears to be paid notwithstanding forfeiture
53. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, together with (if the Board shall in its discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 15% per annum as the Board may prescribe, and the Board may enforce the payment thereof if it thinks fit, and without any deduction or allowance for the value of the shares forfeited, at the date of forfeiture. For the purposes of this Article any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived, be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

Evidence of forfeiture
54. A statutory declaration in writing that the declarant is a Director or Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any re-allotment, sale or disposition thereof and the Board may authorise any person to execute a letter of re-allotment or transfer the share in favour of the person to whom the share is re-allotted, sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the subscription or purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, re-allotment, sale or other disposal of the share.

Notice after forfeiture
55. When any share shall have been forfeited, notice of the forfeiture shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the register. Notwithstanding the above, no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

Power to redeem forfeited shares
56. Notwithstanding any such forfeiture as aforesaid, the Board may at any time, before any share so forfeited shall have been re-allotted, sold, or otherwise disposed of, permit the share forfeited to be redeemed upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as it thinks fit.

Forfeiture not to prejudice Company's right to call or instalment
57. The forfeiture of a share shall not prejudice the right of the Company to any call already made or instalment payable thereon.

Forfeiture for non-payment of any sum due on shares
58. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

                                      Stock
                                      -----

Power to convert into stock
59. Subject to the Companies Law, the Company may by ordinary resolution convert any fully paid up shares into stock, and may from time to time by like resolution re-convert any stock into fully paid up shares of any denomination.

Transfer of stock
60. The holders of stock may transfer the same or any part thereof in the same manner, and subject to the same regulations as and subject to which the shares from which the stock arose might prior to conversion have been transferred or as near thereto as circumstances admit, but the Board may from time to time, if it thinks fit, fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose. No warrants to bearer shall be issued in respect of any stock.

Rights of stockholders
61. The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, participation in assets on a winding up, voting at meetings, and other matters, as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such privilege or advantage.

Interpretation
62. Such of the provisions of these Articles as are applicable to paid up shares shall apply to stock, and the words "share" and "shareholder" therein shall include "stock" and "stockholder".

                              Alteration of Capital
                              ---------------------

Consolidation and division of capital and sub-division and cancellation of shares
63.  (a)   The Company may from time to time by ordinary resolution:

     (i) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares. On any consolidation of fully paid shares and division into shares of larger amount, the Board may settle any difficulty which may arise as it thinks expedient and in particular (but without prejudice to the generality of the foregoing) may as between the holders of shares to be consolidated determine which particular shares are to be consolidated into each consolidated share, and if it shall happen that any person shall become entitled to fractions of a consolidated share or shares, such fractions may be sold by some person appointed by the Board for that purpose and the person so appointed may transfer the shares so sold to the purchaser thereof and the validity of such transfer shall not be questioned, and so that the net proceeds of such sale (after deduction of the expenses of such sale) may either be distributed among the persons who would otherwise be entitled to a fraction or fractions of a consolidated share or shares rateably in accordance with their rights and interests or may be paid to the Company for the Company's benefit;

     (ii) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled subject to the provisions of the Companies Law; and

     (iii) sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association of the Company, subject nevertheless to the provisions of the Companies Law, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights, over, or may have such deferred rights or be subject to any such restrictions as compared with the others as the Company has power to attach to unissued or new shares.

Reduction of capital
     (b) The Company may by special resolution reduce its share capital, any capital redemption reserve or any share premium account in any manner authorised and subject to any conditions prescribed by the Companies Law.

                                Borrowing Powers
                                ----------------

Power to borrow
64. The Board may from time to time at its discretion exercise all the powers of the Company to raise or borrow or to secure the payment of any sum or sums of money for the purposes of the Company and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof.

Conditions on which money may be borrowed
65. The Board may raise or secure the payment or repayment of such sum or sums in such manner and upon such terms and conditions in all respects as it thinks fit and, in particular, by the issue of debentures, debenture stock, bonds or other securities of the Company, whether outright or as collateral security for any debts, liability or obligations of the Company or of any third party.

Assignment
66. Debentures, debenture stock, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

Special privileges
67. Any debentures, debenture stock, bonds or other securities may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

Register of charges to be kept
68.  (a)   The Board shall cause a proper register to be kept, in accordance with the provisions of the Companies Law, of all mortgages and charges specifically affecting the property of the Company and shall duly comply with the requirements of the Companies Law in regard to the registration of mortgages and charges therein specified and otherwise.

Register of debentures or debenture stock
     (b) If the Company issues debentures or debenture stock (whether as part of a series or as individual instruments) not transferable by delivery, the Board shall cause a proper register to be kept of the holders of such debentures.

Mortgage of uncalled capital
69. Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the members or otherwise, to obtain priority over such prior charge.

                                General Meetings
                                ----------------

When annual general meeting to be held
App 11
Part B
r.3(3)
r.4(2)
70. The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse (or such longer period as the Exchange may authorise) between the date of one annual general meeting of the Company and that of the next. So long as the first annual general meeting of the Company is held within 15 months from the date of its incorporation, it need not be held in the year of its incorporation. The annual general meeting shall be held at such time and place as the Board shall appoint.

Extraordinary general meeting
71. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Convening of extraordinary general meeting
72. The Board may, whenever it thinks fit, convene an extraordinary general meeting. General meetings shall also be convened on the written requisition of any one or more members of the Company holding in aggregate no less than 33 1/3% of the outstanding shares of the Company's common voting shares, deposited at the principal place of business of the Company in Hong Kong or, in the event the Company ceases to have such a principal place of business, the registered office specifying the objects of the meeting and signed by the requisitionists, provided that such requisitionists held as at the date of deposit of the requisition not less than one-tenth of the paid up capital of the Company which carries the right of voting at general meetings of the Company. General meetings may also be convened on the written requisition of any one member of the Company which is a recognised clearing house (or its nominee) deposited at the principal place of business of the Company in Hong Kong or, in the event the Company ceases to have such a principal place of business, the registered office specifying the objects of the meeting and signed by the requisitionist, provided that such requisitionist held as at the date of deposit of the requisition not less than one-tenth of the paid up capital of the Company which carries the right of voting at general meetings of the Company. If the Board does not within 21 days from the date of deposit of the requisition proceed duly to convene the meeting, the requisitionist(s) themselves or any of them representing more than one-half of the total voting rights of all of them, may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Board provided that any meeting so convened shall not be held after the expiration of three months from the date of deposit of the requisition, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of the Board shall be reimbursed to them by the Company.

Notice of meetings
App 11
Part B
r.3(1)
73.  (a)   An annual general meeting and any extraordinary general meeting called for the passing of a special resolution shall be called by not less than 21 days' notice in writing and any other extraordinary general meeting shall be called by not less than 14 days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the time, place, and agenda of the meeting, particulars of the resolutions to be considered at the meeting and in the case of special business (as defined in Article 75) the general nature of that business. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as a special resolution. Notice of every general meeting shall be given to the Auditors and to all members other than such as, under the provisions hereof or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company.

     (b) Notwithstanding that a meeting of the Company is called by shorter notice than that referred to in paragraph (a) hereof, it shall be deemed to have been duly called if it is so agreed:

           (i) in the case of a meeting called as an annual general meeting, by all the members of the Company entitled to attend and vote thereat or their proxies; and

           (ii) in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving that right.

     (c) There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company.

Omission to give notice/instrument of proxy
74.  (a)   The accidental omission to give any such notice to, or the non-receipt of any such notice by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

     (b) In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

                         Proceedings at General Meetings
                         -------------------------------

Special business
75. All business shall be deemed special that is transacted at an extraordinary general meeting and also all business shall be deemed special that is transacted at an annual general meeting with the exception of the following, which shall be deemed ordinary business:

     (a)   the declaration and sanctioning of dividends;

     (b) the consideration and adoption of the accounts and balance sheets and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheet;

     (c)   the election of Directors in place of those retiring;

     (d)   the appointment of Auditors;

     (e) the fixing of, or the determining of the method of fixing of, the remuneration of the Directors and of the Auditors;

     (f) the granting of any mandate or authority to the Directors to offer, allot, grant options over, or otherwise dispose of the unissued shares of the Company representing not more than 20% (or such other percentage as may from time to time be specified in the Listing Rules) in nominal value of its then existing issued share capital and the number of any securities repurchased pursuant to paragraph (g) of this Article; and

     (g) the granting of any mandate or authority to the Directors to repurchase securities of the Company.

Quorum
76. For all purposes the quorum for a general meeting shall be one member present in person or by proxy or corporate representative; provided, however, that in no case shall such quorum be less than 33 1/3% of the outstanding shares of the Company's common voting shares. No business (except the appointment of a Chairman) shall be transacted at any general meeting unless the requisite quorum shall be present at the commencement of the business.

When if quorum not present meeting to be dissolved and when to be adjourned
77. If within 15 minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week and at such time and place as shall be decided by the Board, and if at such adjourned meeting a quorum is not present within 15 minutes from the time appointed for holding the meeting, the member or members present in person or by proxy shall be a quorum and may transact the business for which the meeting was called.

Chairman of general meeting
78. The Chairman shall take the chair at every general meeting, or, if there be no such Chairman or, if at any general meeting such Chairman shall not be present within 15 minutes after the time appointed for holding such meeting or is unwilling to act, the Directors present shall choose another Director as Chairman, and if no Director be present, or if all the Directors present decline to take the chair, or if the Chairman chosen shall retire from the chair, then the members present shall choose one of their own number to be Chairman.

Power to adjourn general meeting/business of adjourned meeting
79. The Chairman may, with the consent of any general meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned for 30 days or more, at least five clear days' notice, specifying the place, the day and the hour of the adjourned meeting shall be given in the same manner as in the case of an original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

Right to demand a poll and what is to be evidence of the passing of a resolution where poll not demanded
App 11
Part B
r.2(3)

80. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is duly demanded. A poll may be demanded by:

     (a)   the Chairman of the meeting; or

     (b) at least five members present in person or by proxy and entitled to vote; or

     (c) one or more members present in person or by proxy who are entitled to vote and who represent in aggregate not less than one-tenth of the total voting rights of all members having the right to attend and vote at the meeting; or

     (d) any member or members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

     Unless a poll is so demanded and the demand is not withdrawn, a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company's book containing the minutes of proceedings of meetings of the Company shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

Poll
81.  (a)   If a poll is demanded as aforesaid, it shall (subject as provided in
           Article 82) be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not being more than 30 days from the date of the meeting or adjourned meeting at which the poll was demanded as the Chairman directs. No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn, with the consent of the Chairman, at any time before the close of the meeting at which the poll was demanded or the taking of the poll, whichever is earlier.

Business may proceed notwithstanding demand for poll
     (b) The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

In what case poll taken without adjournment
82. Any poll duly demanded on the election of a Chairman of a meeting or on any question of adjournment shall be taken at the meeting and without adjournment.

Chairman to have casting vote
83. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Written resolutions
84. A resolution in writing (in one or more counterparts), including a special resolution, signed by all members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly appointed representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last member to sign.

                                Votes of Members
                                ----------------

Votes of members
85. (a) Subject to any special rights, privileges or restrictions as to voting for the time being attached to any class or classes of shares, at any general meeting on a show of hands every member who is present in person (or, in the case of a member being a corporation by its duly authorised representative) shall have one vote, and on a poll every member present in person (or, in the case of a member being a corporation, by its duly authorised representative) or by proxy shall have one vote for each share registered in his name in the register. On a poll a member entitled to more than one vote is under no obligation to cast all his votes in the same way.

Counting of votes
App 3
r.14
     (b) Where any member is, under the Listing Rules, required to abstain from voting on any particular resolution or restricted to voting for or against any particular resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction shall not be counted.

Votes in respect of deceased and bankrupt members

86. Any person entitled under Article 46 to be registered as a shareholder may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that at least 48 hours before the time of the holding of the meeting or adjourned meeting (as the case may be) at which he proposed to vote, he shall satisfy the Board of his right to be registered as the holder of such shares or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

Votes of joint holders
87. Where there are joint registered holders of any share, any one of such persons may vote at any meeting, either personally or by proxy, in respect of such share as if he were solely entitled thereto; but if more than one of such joint holders be present at any meeting personally or by proxy, that one of the said persons so present being the most or, as the case may be, the more senior shall alone be entitled to vote in respect of the relevant joint holding and, for this purpose, seniority shall be determined by reference to the order in which the names of the joint holders stand on the register in respect of the relevant joint holding. Several executors or administrators of a deceased member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

Votes of member of unsound mind
88. A member in respect of whom an order has been made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so, and such person may vote on a poll by proxy.

Qualification for voting
89.  (a)   Save as expressly provided in these Articles or as otherwise determined by the Board, no person other than a member duly registered and who shall have paid everything for the time being due from him payable to the Company in respect of his shares shall be entitled to be present or to vote (save as proxy for another member), or to be reckoned in a quorum, either personally or by proxy at any general meeting.

Objections to voting
     (b) No objection shall be raised as to the qualification of any person exercising or purporting to exercise any vote or to the admissibility of any vote except at the meeting or adjourned meeting at which the person exercising or purporting to exercise his vote or the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. In the case of any dispute as to the admission or rejection of any vote, the Chairman of the meeting shall determine the same and such determination shall be final and conclusive.

Proxies
App 11
Part B
r.2(2)
90. Any member of the Company entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person (who must be an individual) as his proxy to attend and vote instead of him and a proxy so appointed shall have the same right as the member to speak at the meeting. On a poll votes may be given either personally or by proxy. A proxy need not be a member of the Company. A member may appoint any number of proxies to attend in his stead at any one general meeting (or at any one class meeting). If more than one valid proxy form is delivered in respect of the same share for use at the same meeting, the one which is delivered last (regardless of the date on which it is signed) will be treated as the valid form. If it is not possible to determine the order of delivery, none of the forms will be treated as valid.

Instrument appointing proxy to be in writing
App 3
r.11(2)
91. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised in writing, or if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person duly authorised to sign the same.

Delivery of authority for appointment of proxy or copy resolution appointing representative
92. The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority, (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be delivered at the registered office of the Company (or at such other place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than 48 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid provided always that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex or cable or facsimile confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. No instrument appointing a proxy shall be valid after the expiration of 12 months from the date named in it as the date of its execution. Delivery of any instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned and, in such event, the instrument appointing a proxy shall be deemed to be revoked.

Form of proxy
App 3
r.11(1)
93. Every instrument of proxy, whether for a specified meeting or otherwise, shall be in common form or such other form as the Board may from time to time approve, provided that it shall enable a member, according to his intention, to instruct his proxy to vote in favour of or against (or in default of instructions or in the event of conflicting instructions, to exercise his discretion in respect of) each resolution to be proposed at the meeting to which the form of proxy relates.

Authority under instrument appointing proxy
94. The instrument appointing a proxy to vote at a general meeting shall: (a) be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit; and (b) unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates, provided that the meeting was originally held within 12 months from such date.

When vote by proxy/representative valid though authority revoked
95. A vote given in accordance with the terms of an instrument of proxy or resolution of a member shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or power of attorney or other authority under which the proxy or resolution of a member was executed or revocation of the relevant resolution or the transfer of the share in respect of which the proxy was given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its registered office, or at such other place as is referred to in Article 92, at least two hours before the commencement of the meeting or adjourned meeting at which the proxy is used.

Corporations/clearing houses acting by representatives at meetings
App 11
Part B
r.2(2)
96.  (a)   Any corporation which is a member of the Company may, by resolution of its directors or other governing body or by power of attorney, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of members of any class of shares of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company and where a corporation is so represented, it shall be treated as being present at any meeting in person.

App 11
Part B
r.6
     (b) If a recognised clearing house (or its nominee) is a member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such person or persons as it thinks fit to act as its proxy or proxies or representative or representatives at any general meeting of the Company or at any general meeting of any class of members of the Company provided that, if more than one person is so authorised, the proxy form or authorisation shall specify the number and class of shares in respect of which each such person is so authorised. A person so authorised pursuant to this provision shall be entitled to exercise the same rights and powers on behalf of the recognised clearing house (or its nominee) which he represents as that recognised clearing house (or its nominee) could exercise if it were an individual member of the Company holding the number and class of shares specified in such proxy form or authorisation including the right to vote individually on a show of hands notwithstanding the provisions contained in Article 85.

                                Registered Office
                                -----------------

Registered office
97. The registered office of the Company shall be at such place in the Cayman Islands as the Board shall from time to time appoint.

                               Board of Directors
                               ------------------

Constitution
98.  The number of Directors shall not be less than three.

Board may fill vacancies/appoint additional Directors
App 3
r.4(2)
99. The Board shall have power from time to time and at any time to appoint any person as a Director either to fill a casual vacancy or as an addition to the Board. Any Director so appointed shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election at that meeting pursuant to Article 116.

Alternate Directors
100. (a) A Director may at any time by notice in writing delivered to the principal place of business of the Company in Hong Kong or at a meeting of the Board, appoint any person (including another Director) to be his alternate Director in his place during his absence and may in like manner at any time determine such appointment. Such appointment, unless previously approved by the Board, shall have effect only upon and subject to being so approved, provided that the Board may not withhold approval of any such appointment where the proposed appointee is a Director.

     (b) The appointment of an alternate Director shall determine on the happening of any event which, were he a Director, would cause him to vacate such office or if his appointor ceases to be a Director.

     (c) An alternate Director shall (except when absent from Hong Kong), be entitled to receive and waive (in lieu of his appointor) notices of meetings of the Directors and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all the functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director his voting rights shall be cumulative and he need not use all his votes or cast all the votes he uses in the same way. If his appointor is for the time being absent from Hong Kong or otherwise not available or unable to act (as to which a certificate by the alternate shall in the absence of actual notice to the contrary to other Directors be conclusive), his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Board may from time to time determine in relation to any committee of the Board, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate Director shall not, save as aforesaid, have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

     (d) An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the

           Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

     (e) In addition to the foregoing provisions of this Article, a Director may be represented at any meeting of the Board (or of any committee of the Board) by a proxy appointed by him, in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. A proxy need not himself be a Director and the provisions of Articles 90 to 95 shall apply mutatis mutandis to the appointment of proxies by Directors save that an instrument appointing a proxy shall not become invalid after the expiration of twelve months from its date of execution but shall remain valid for such period as the instrument shall provide or, if no such provision is made in the instrument, until revoked in writing and save also that a Director may appoint any number of proxies although only one such proxy may attend in his stead at meetings of the Board (or of any committee of the Board).

Qualification of Directors
101. A Director need not hold any qualification shares. No Director shall be required to vacate office or be ineligible for re-election or re-appointment as a Director and no person shall be ineligible for appointment as a Director by reason only of his having attained any particular age.

Directors' remuneration
102. (a) The Directors shall be entitled to receive by way of remuneration for their services such sum as shall from time to time be determined by the Company in general meeting or by the Board, as the case may be, such sum (unless otherwise directed by the resolution by which it is determined) to be divided amongst the Directors in such proportions and in such manner as they may agree, or failing agreement, equally, except that in such event any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only rank in such division in proportion to the time during such period for which he has held office. Such remuneration shall be in addition to any other remuneration to which a Director who holds any salaried employment or office in the Company may be entitled by reason of such employment or office.

App 11
Part B
r.5(4)
     (b) Payment to any Director or past Director of any sum by way of compensation for loss of office or as consideration for or in connection with his retirement from office (not being a payment to which the Director is contractually entitled) must first be approved by the Company in general meeting.

Directors' expenses
103. The Directors shall be entitled to be paid all expenses, including travel expenses, reasonably incurred by them in or in connection with the performance of their duties as Directors including their expenses of travelling to and from Board meetings, committee meetings or general meetings or otherwise incurred whilst engaged on the business of the Company or in the discharge of their duties as Directors.

Special remuneration
104. The Board may grant special remuneration to any Director, who shall perform any special or extra services at the request of the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration as a Director, and may be made payable by way of salary, commission or participation in profits or otherwise as may be agreed.

Remuneration of Managing Directors, etc.
105. The remuneration of an Executive Director (as appointed according to Article 108) or a Director appointed to any other office in the management of the Company shall from time to time be fixed by the Compensation Committee or any comparable body designated by the Board and may be by way of salary, commission, or participation in profits or otherwise or by all or any of those modes and with such other benefits (including share option and/or pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time decide. Such remuneration shall be in addition to such remuneration as the recipient may be entitled to receive as a Director.

When office of Director to be vacated
106. The office of a Director shall be vacated:

     (i) if he resigns his office by notice in writing to the Company at its registered office or its principal place of business in Hong Kong;

     (ii) if an order is made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs and the Board resolves that his office be vacated;

     (iii) if, without leave, he is absent from meetings of the Board (unless an alternate Director appointed by him attends in his place) for a continuous period of 12 months, and the Board resolves that his office be vacated;

     (iv) if he becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally;

     (v) if he ceases to be or is prohibited from being a Director by law or by virtue of any provisions in these Articles;

     (vi) if he shall be removed from office by notice in writing served upon him signed by not less than three-fourths in number (or, if that is not a round number, the nearest lower round number) of the Directors (including himself) then in office; or

App 11
Part B
r.5(1)
     (vii) if he shall be removed from office by a special resolution of the members of the Company under Article 122(a).

Directors may contract with Company
App 11
Part B
r.5(3)
107. (a)   (i)   No Director or proposed Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company with any person, company or partnership of or in which any Director shall be a member or otherwise interested be capable on that account of being avoided, nor shall any Director so contracting or being any member or so interested be liable to account to the Company for any profit so realised by any such contract or arrangement by reason only of such Director holding that office or the fiduciary relationship thereby established, provided that: (A) such Director shall, if his interest in such contract or arrangement is material, declare the nature of his interest at the earliest meeting of the board at which it is practicable for him to do so, either specifically or by way of a general notice stating that, by reason of the facts specified in the notice, he is to be regarded as interested in any contracts of a specified description which may subsequently be made by the Company and (B) if such contract or arrangement is a Related
                 Party Transaction, such Related Party Transaction has been approved by the Audit Committee.

           (ii) Subject to any requirement under Applicable Laws, including requirements for disclosure of any Related Party Transaction, any Director may continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company in which the Company may be interested and (unless otherwise agreed between the Company and the Director) no such Director shall be liable to account to the Company or the members for any remuneration or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any such other company. The Directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or is about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in the manner aforesaid.

     (b) A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profit or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

Director may not vote where he has a material interest
App 3
r.4(1)
     (c) A Director shall not be entitled to vote on (nor shall be counted in the quorum in relation to) any resolution of the Board in respect of any contract or arrangement or any other proposal whatsoever in which he or any of his Associates has any material interest, and if he shall do so his vote shall not be counted (nor is he to be counted in the quorum for the resolution), but this prohibition shall not apply to any of the following matters, namely:

Director may vote in respect of certain matters
App 3
Note 5
           (i)   the giving of any security or indemnity either:-

                 (aa) to the Director or his Associates in respect of money lent or obligations incurred or undertaken by him or any of them at the request of or for the benefit of the Company or any of its subsidiaries;

                 (bb) to a third party in respect of a
                      debt or obligation of the Company or any of its subsidiaries for which the Director or his Associates has himself/themselves assumed responsibility in whole or in part and whether alone or jointly under a guarantee or indemnity or by the giving of security;

           (ii) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase where the Director or his Associates is/are to be interested as a participant in the underwriting or sub-underwriting of the offer;

           (iii) any proposal concerning any other company in which the Director or his Associates is/are interested only, whether directly or indirectly, as an officer or executive or shareholder or in which the Director is beneficially interested in the shares of that company, provided that, the Director and any of his Associates are not in aggregate beneficially interested in five per cent. or more of the issued shares of any class of such company (or of any third company through which his interest or that of any of his Associates is derived) or of the voting rights;

           (iv) any proposal or arrangement concerning the benefit of employees of the Company or any of its subsidiaries including:-

                 (aa) the adoption, modification or operation of any employees'
                      share scheme or any share incentive scheme or share option scheme under which the Director or his Associates may benefit;

                 (bb) the adoption, modification or operation of a pension or provident fund or retirement, death or disability benefits scheme which relates both to

                      Directors, their Associates and employees of the Company or any of its subsidiaries and does not provide in respect of any Director or his Associates, as such any privilege or advantage not generally accorded to the class of persons to which such scheme or fund relates; and

           (v) any contract or arrangement in which the Director or his Associates is/are interested in the same manner as other holders of shares or debentures or other securities of the Company by virtue only of his/their interest in shares or debentures or other securities of the Company.

Director may vote on proposals not concerning own appointment
     (d) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of or terminating the appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals shall be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not prohibited from voting under paragraph (c)) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

Who to decide whether a Director may vote
     (e) If any question shall arise at any meeting of the Board as to the materiality of a Director's interest or the significance of a contract, arrangement or transaction or proposed contract, arrangement or transaction or as to the entitlement of any Director to vote or form part of a quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be referred to the Chairman of the meeting (or, where question relates to the interest of the Chairman, to the other Directors at the meeting by majority vote) and his ruling (or, as appropriate, the ruling of the other Directors) in relation to any other Director (or, as appropriate, the Chairman) shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned

           (or, as appropriate, the Chairman) as known to such Director (or, as appropriate, the Chairman) has not been fairly disclosed to the Board.

                               Managing Directors
                               ------------------

Power to appoint Managing Directors, etc.
108. The Board may from time to time appoint any one or more of its body to the office of Managing Director, Joint Managing Director, Deputy Managing Director, or other Executive Director and/or such other employment or executive office in the management of the business of the Company as it may decide for such period and upon such terms as it thinks fit and upon such terms as to remuneration as it may decide in accordance with Article 105.

Removal of Managing Director, etc.
109. Every Director appointed to an office under Article 108 hereof shall, without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company, be liable to be dismissed or removed therefrom by the Board.

Cessation of appointment
110. A Director appointed to an office under Article 108 shall be subject to the same provisions as to removal as the other Directors, and he shall, without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company, ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

Powers may be delegated
111. The Board may from time to time entrust to and confer upon a Managing Director, Joint Managing Director, Deputy Managing Director or Executive Director all or any of the powers of the Board that it may think fit. But the exercise of all powers by such Director shall be subject to such regulations and restrictions as the Board may from time to time make and impose, and the said powers may at any time be withdrawn, revoked or varied but no person dealing in good faith and without notice of such withdrawal, revocation or variation shall be affected thereby.

                                   Management
                                   ----------

General powers of Company vested in Board
112. (a) Subject to any exercise by the Board of the powers conferred by Articles 113 to 115, the management of the business of the Company shall be vested in the Board which, in addition to the powers and authorities by these Articles expressly conferred upon it, may exercise all such powers and do all such acts and things as may be exercised or done or approved by the Company and are not hereby or by the Companies Law expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the Companies Law and of these Articles and to any regulation from time to time made by the Company in general meeting not being inconsistent with such provisions or these Articles, provided that no regulation so made shall invalidate any prior act of the Board which would have been valid if such regulation had not been made.

     (b) Without prejudice to the general powers conferred by these Articles, it is hereby expressly declared that the Board shall have the following powers:

           (i) to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed; and

           (ii) to give to any Directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

App 11
Part B
r.5 (2)
     (c) Except as would, if the Company were a company incorporated in Hong Kong, be permitted by Section 157H of the Companies Ordinance as in force at the date of adoption of these Articles (provided always that it is also permitted under the Companies Law), the Company shall not directly or indirectly:

           (i) make a loan to a Director or his Associates or a director of any holding company of the Company;

           (ii) enter into any guarantee or provide any security in connection with a loan made by any person to a Director or such a director; or

           (iii) if any one or more of the Directors hold (jointly or severally or directly or indirectly) a controlling interest in another company, make a loan to that other company or enter into any guarantee or provide any security in connection with a loan made by any person to that other company.

                                    Managers
                                    --------

Appointment and remuneration of managers
113. The Board may from time to time appoint a general manager, manager or managers of the Company and may fix his or their remuneration either by way of salary or commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes and pay the working expenses of any of the staff of the general manager, manager or managers who may be employed by him or them in connection with the conduct of the business of the Company.

Tenure of office and powers
114. The appointment of such general manager, manager or managers may be for such period as the Board may decide and the Board may confer upon him or them all or any of the powers of the Board as it may think fit.

Terms and conditions of appointment
115. The Board may enter into such agreement or agreements with any such general manager, manager or managers upon such terms and conditions in all respects as the Board may in its absolute discretion think fit, including a power for such general manager, manager or managers to appoint an assistant manager or managers or other employees whatsoever under them for the purpose of carrying on the business of the Company.

                             Retirement of Directors
                             -----------------------

Retirement and retirement of Directors
116. At each annual general meeting, all of the Directors for the time being shall retire from office, retaining office until the close of such meeting, and shall be eligible for re-election thereat.

Meeting to fill up vacancies
117. The Company at any general meeting at which any Directors retire in manner aforesaid may fill the vacated office by electing a like number of persons to be Directors.

Retiring Directors to remain in office till successors appointed
118. If at any general meeting at which an election of Directors ought to take place, the places of the retiring Directors are not filled the retiring Directors or such of them as have not had their places filled shall be deemed to have been re-elected and shall, if willing, continue in office until the next annual general meeting and so on from year to year until their places are filled, unless:

     (i) it shall be determined at such meeting to reduce the number of Directors; or

     (ii) it is expressly resolved at such meeting not to fill up such vacated offices; or

     (iii) a resolution for the re-election of such Directors is put to the meeting and lost.

Power of general meeting to increase or reduce the number of Directors
119. The Company may from time to time in general meeting by ordinary resolution increase or reduce the number of Directors but so that the number of Directors shall not be less than two. Subject to the provisions of these Articles and the Companies Law, the Company may by ordinary resolution elect any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors. Any Director so appointed shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election.

Notice to be given when person proposed for election
App 3
r.4(4)
r.4(5)
120. No person other than a retiring Director shall, unless recommended by the Board, be eligible for election to the office of Director at any general meeting unless, during the period commencing no earlier than the day after the dispatch of the notice of the meeting appointed for such election and ending no later than seven days prior to the date of such meeting, there has been given to the Secretary notice in writing by a member of the Company (not being the person to be proposed), entitled to attend and vote at the meeting for which such notice is given, of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

Register of Directors and notification of changes to Registrar
121. The Company shall keep at its office a register of directors and officers containing their names and addresses and occupations and any other particulars required by the Companies Law and shall send to the Registrar of Companies of the Cayman Islands a copy of such register and shall from time to time notify to the Registrar of Companies of the Cayman Islands any change that takes place in relation to such Directors as required by the Companies Law.

Power to remove Director by special resolution
App 11
Part B
r.5(1)
App 3
r.4(3)
122. (a) The Company may by special resolution at any time remove any Director (including a Managing Director or other executive Director) before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may by ordinary resolution elect another person in his stead. Any person so elected shall hold office during such time only as the Director in whose place he is elected would have held the same if he had not been removed.

App 3
r.4(3)
     (b) Nothing in this Article should be taken as depriving a Director removed under any provisions of this Article of compensation or damages payable to him in respect of the termination of his appointment as Director or of any other appointment or office as a result of the termination of his appointment as Director or as derogatory from any power to remove a Director which may exist apart from the provision of this Article.

                            Proceedings of Directors
                            ------------------------

Meetings of Directors/Quorum etc.
123. The board may meet together for the despatch of business, adjourn and otherwise regulate its meetings and proceedings as it thinks fit in any part of the world and may determine the quorum necessary for the transaction of business. Unless otherwise determined two Directors shall be a quorum. For the purposes of this Article an alternate Director shall be counted in a quorum in place of the Director who appointed him and an alternate Director who is an alternate for more than one Director shall for quorum purposes be counted separately in respect of himself (if he is a Director) and in respect of each Director for whom he is an alternate (but so that nothing in this provision shall be construed as authorising a meeting to be constituted when only one person is physically present). A meeting of the board or any committee of the board may be held by means of a telephone or tele-conferencing or any other telecommunications facility provided that all participants are thereby able to communicate contemporaneously by voice with all other participants and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Convening of board meeting
124. A Director may, and on request of a Director the Secretary shall, at any time summon a meeting of the board. Notice thereof shall be given to each Director either in writing or by telephone or by facsimile, telex or telegram at the address or telephone, facsimile or telex number from time to time notified to the Company by such Director or in such other manner as the Board may from time to time determine provided that notice need not be given to any Director or alternate Director for the time being absent from Hong Kong.

How questions to be decided
125. Subject to Article 107, questions arising at any meeting of the board shall be decided by a majority of votes, and in case of an equality of votes the Chairman shall not have a second or casting vote.

Chairman
126. The Board may elect a Chairman of its meetings and determine the period (not being a period extending beyond the date of the next annual general meeting) for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within 15 minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

Power of meeting
127. A meeting of the board for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under these Articles for the time being vested in or exercisable by the Board generally.

Power to appoint committee and to delegate
128. The Board may delegate any of its powers to committees consisting of such member or members of the Board (including alternate Directors in the absence of their appointers) as the Board thinks fit (subject always to compliance with any applicable rules of the Listing Rules and the rules of the NASD Manual & Notices to Members, as amended from time to time), and it may from time to time revoke such delegation or revoke the appointment of and discharge any committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed upon it by the Board.

Acts of committee to be of same effect as act of Directors
129. All acts done by any such committee in conformity with such regulations and in fulfilment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect as if done by the Board, and the Board shall have power, with the consent of the Company in general meeting, to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

Proceedings of committee
130. (a) The meetings and proceedings of any such committee consisting of two or more members of the Board shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board so far as the same are applicable thereto and are not replaced by any regulations imposed by the Board pursuant to Article 128.

Minutes of proceedings of meetings and Directors
     (b)   The Board shall cause minutes to be made of:-

           (i)   all appointments of officers made by the Board;

           (ii) the names of the Directors present at each meeting of the Board and of committees appointed pursuant to Article 128;

           (iii) all declarations made or notices given by any Director of his interest in any contract or proposed contract or of his holding of any office or property whereby any conflict of duty or interest may arise; and

           (iv) all resolutions and proceedings at all meetings of the Company and of the Board and of such committees.

     Any such minutes shall be conclusive evidence of any such proceedings if they purport to be signed by the chairman of the meeting or by the chairman of the succeeding meeting.

When acts of Directors or committee to be valid notwithstanding defects
131. All acts bona fide done by any meeting of the board or by a committee of Directors or by any person acting as Director shall, notwithstanding that it shall be afterwards discovered that there was some defect in the appointment of such Director or persons acting as aforesaid or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or member of such committee as the case may be.

Directors' powers when vacancies exist
132. The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Director or Directors may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

Directors' resolutions
133. A resolution in writing signed by all the Directors for the time being in Hong Kong (for which purpose a Director shall be deemed absent from Hong Kong on any day if he has given to the Secretary notice of his intention to be absent from Hong Kong for any period including such day and has not revoked such notice) shall be as effective as a resolution duly passed at a meeting of the Directors and may consist of several documents in the like form, each signed by one or more Directors. Where a Director provides a notice to the Secretary under this Article 133, such notice shall be deemed to include a waiver by the Director of his or her right to receive notice of any such resolution in writing, unless otherwise stated in his or her notice.

                                    Secretary
                                    ---------

Appointment of Secretary
134. The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit, and any Secretary so appointed may be removed by the Board. Anything by the Companies Law or these Articles required or authorised to be done by or to the Secretary, if the office is vacant or there is for any other reason no Secretary capable of acting, may be done by or to any assistant or deputy Secretary appointed by the Board, or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specifically in that behalf by the Board.

Same person not to act in two capacities at once
135. A provision of the Companies Law or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

                     General Management and Use of the Seal
                     --------------------------------------

Custody and use of seal
136. The Board shall provide for the safe custody of the seal which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf, and every instrument to which such seal shall be affixed shall be signed by a Director. The securities seal which shall be a facsimile of the common seal with the word "Securities" engraved thereon shall be used exclusively for sealing securities issued by the Company and for sealing documents creating or evidencing securities so issued. The Board may either generally or in any particular case resolve that the securities seal or any signatures or any of them may be affixed to certificates for shares, warrants, debentures or any other form of security by facsimile or other mechanical means specified in such authority or that any such certificates sealed with the securities seal need not be signed by any person. Every instrument to which the seal is affixed as aforesaid shall, as regards all persons dealing in good faith with the Company, be deemed to have been affixed to that instrument with the authority of the Directors previously given.

Duplicate seal
137. The Company may have a duplicate seal for use outside of the Cayman Islands as and where the Board shall determine, and the Company may by writing under the seal appoint any agents or agent, committees or committee abroad to be the agents of the Company for the purpose of affixing and using such duplicate seal and they may impose such restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the seal, the reference shall, when and so far as may be applicable, be deemed to include any such duplicate seal as aforesaid.

Cheques and banking arrangements
138. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, indorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company's banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

Power to appoint attorney
139. (a) The Board may from time to time and at any time, by power of attorney under the seal, appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

Execution of deeds by attorney
     (b) The Company may, by writing under its seal, empower any person, either generally or in respect of any specified matter, as its attorney to execute deeds and instruments on its behalf in any part of the world and to enter into contracts and sign the same on its behalf and every deed signed by such attorney on behalf of the Company and under his seal shall bind the Company and have the same effect as if it were under the seal of the Company.

Regional or local boards
140. The Board may establish any committees, regional or local boards or agencies for managing any of the affairs of the Company, either in the Cayman Islands, Hong Kong, the People's Republic of China or elsewhere, and may appoint any persons to be members of such committees, regional or local boards or agencies and may fix their remuneration, and may delegate to any committee, regional or local board or agent any of the powers, authorities and discretions vested in the Board (other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

Power to establish pension funds and employee share option schemes
141. The Board may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or provident or superannuation funds or (with the sanction of an ordinary resolution) employee or executive share option schemes for the benefit of, or give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company, or is allied or associated with the Company or with any such subsidiary company, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid, and holding or who have held any salaried employment or office in the Company or such other company, and the wives, widows, families and dependents of any such persons. The Board may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. The Board may do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. Any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

142. For so long as the ADSs of the Company are quoted or listed on Nasdaq, a sanction of an ordinary resolution by the shareholders shall be obtained prior to any issuance of any equity or material amendment to any equity compensation plan as required by applicable rules of the NASD Manual and Notices to Members, as amended from time to time.

                           Capitalisation of Reserves
                           --------------------------

Power to capitalise
143. The Company in general meeting may upon the recommendation of the Board by ordinary resolution resolve that it is desirable to capitalise all or any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or funds or to the credit of the profit and loss account or otherwise available for distribution (and not required for the payment or provision of dividend on any shares with a preferential right to dividend) and accordingly that such sums be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportion on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares, debentures or other securities of the Company to be allotted and distributed credited as fully paid up to and amongst such members in proportion aforesaid or partly in one way and partly in the other, and the Board shall give effect to such resolution, provided that a share premium account and a capital redemption reserve and any reserve or fund representing unrealised profits may, for the purposes of this Article, only be applied in paying up unissued shares to be issued to members of the Company as fully paid up shares or paying up calls or instalments due or payable on partly paid securities of the Company subject always to the provisions of the Companies Law.

Effect of resolution to capitalise
144. (a) Wherever such a resolution as referred to in Article 143 shall have been passed the Board shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid up shares, debentures or other securities, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Board:

           (i) to make such provision by the issue of fractional certificates or by payment in cash or otherwise (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned) as they think fit in cases where shares, debentures or other securities become distributable in fractions;

           (ii) to exclude the right of participation or entitlement of any member with a registered address outside any territory where in the absence of a registration statement or other special or onerous formalities the circulation of an offer of such right or entitlement would or might be unlawful or where the Board consider the costs, expense or possible delays in ascertaining the existence or extent of the legal and other requirements applicable to such offer or the acceptance of such offer out of proportion to the benefits of the Company; and

           (iii) to authorise any person to enter on behalf of all members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares, debentures or other securities to which they may be entitled upon such capitalisation, or, as the case may require, for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

     (b) The Board may, in relation to any capitalisation sanctioned under this Article in its absolute discretion specify that, and in such circumstances and if directed so to do by a member or members entitled to an allotment and distribution credited as fully paid up of unissued shares or debentures in the Company pursuant to such capitalisation, shall allot and distribute credited as fully paid up the unissued shares, debentures or other securities to which that member is entitled to such person or persons as that member may nominate by notice in writing to the Company, such notice to be received not later than the day for which the general meeting of the Company to sanction the capitalisation is convened.

                             Dividends and Reserves
                             ----------------------

Power to declare dividends
145. (a) Subject to the Companies Law and these Articles, the Company in general meeting may declare dividends in any currency but no dividends shall exceed the amount recommended by the Board.

     (b) The dividends, interest and bonuses and any other benefits and advantages in the nature of income receivable in respect of the Company's investments, and any commissions, trusteeship, agency, transfer and other fees and current receipts of the Company shall, subject to the payment thereout of the expenses of management, interest upon borrowed money and other expenses which in the opinion of the Board are of a revenue nature, constitute the profits of the Company available for distribution.

Board's power to pay interim dividends
146. (a) The Board may from time to time pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company and, in particular (but without prejudice to the generality of the foregoing), if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide, the Board shall not incur any responsibility to the holders of shares conferring any preferential rights.

     (b) The Board may also pay half-yearly or at other intervals to be selected by it any dividend which may be payable at a fixed rate if the Board is of the opinion that the profits available for distribution justify the payment.

Powers of Directors to declare and pay special dividends
     (c) The Board may in addition from time to time declare and pay special dividends on shares of any class of such amounts and on such dates as they think fit, and the provisions of paragraph (a) as regards the powers and the exemption from liability of the Board as relate to declaration and payment of interim dividends shall apply, mutatis mutandis, to the declaration and payment of any such special dividends.

Dividends not to be paid out of capital
147. No dividend shall be declared or payable except out of the profits and reserves of the Company lawfully available for distribution including share premium. No dividend shall carry interest against the Company.

Scrip dividends
148. (a) Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared on the share capital of the Company, the Board may further resolve:

           either

As to cash election
           (i) that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the shareholders entitled thereto will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment. In such case, the following provisions shall apply:

                 (aa) the basis of any such allotment shall be determined by the
                      Board;

                 (bb) the Board, after determining the basis of allotment, shall give not less than two weeks' notice in writing to the shareholders of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

                 (cc) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded;

                 (dd) the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised ("the non-elected shares") and in satisfaction thereof shares shall be allotted credited as fully paid to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company or any part of any of the Company's reserve accounts (including any special account, share premium account and capital redemption reserve (if there be any such reserve)) or profit or loss account or amounts otherwise available for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the shares to be allotted on such basis and apply the same in paying up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the non-elected shares on such basis;

                      or

As to scrip election
           (ii) that shareholders entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:

                 (aa) the basis of any such allotment shall be determined by the
                      Board;

                 (bb) the Board, after determining the basis of allotment, shall give not less than two weeks' notice in writing to shareholders of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

                 (cc) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded;

                 (dd) the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on shares in respect whereof the share election has been duly exercised ("the elected shares") and in lieu thereof shares shall be allotted credited as fully paid to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company's reserve accounts (including any special account, share premium account and capital redemption reserve (if there be any such reserve)) or profit and loss account or amounts otherwise available for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the shares to be allotted on such basis and apply the same in paying up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the elected shares on such basis.

     (b) The shares allotted pursuant to the provisions of paragraph (a) of this Article shall be of the same class as the class of, and shall rank pari passu in all respects with the shares then held by the respective allottees save only as regards participation:

           (i) in the relevant dividend (or share or cash election in lieu thereof as aforesaid); or

           (ii) in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend, unless contemporaneously with the announcement by the Board of its proposal to apply the provisions of paragraph (i) or (ii) of paragraph (a) in relation to the relevant dividend or contemporaneously with its announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of this paragraph (a) shall rank for participation in such distributions, bonuses or rights.

     (c) The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (a) with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Board may authorise any person to enter into on behalf of all members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

     (d) The Company may upon the recommendation of the Board by ordinary resolution resolve in respect of any one particular dividend of the

           Company that notwithstanding the provisions of paragraph (a) a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

     (e) The Board may on any occasion determine that rights of election and the allotment of shares under paragraph (a) shall not be made available or made to any shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of such rights of election or the allotment of shares would or might be unlawful, or where the Board considers the costs, expenses or possible delays in ascertaining the existence or extent of the legal and other requirements applicable to such offer or the acceptance of such offer out of proportion to the benefit of the Company, and in any such case the provisions aforesaid shall be read and construed subject to such determination.

Share Premium and Reserves
149. (a) The Board shall establish an account to be called the share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share in the Company. The Company may apply the share premium account in any manner permitted by the Companies Law. The Company shall at all times comply with the provisions of the Companies Law in relation to the share premium account.

     (b) The Board may, before recommending any dividend, set aside out of the profits of the Company such sums as it thinks fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for meeting claims on or liabilities of the Company or contingencies or for paying off any loan capital or for equalising dividends or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments

           (including shares, warrants and other securities of the Company) as the Board may from time to time think fit, and so that it shall not be necessary to keep any reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute by way of dividend.

Dividends to be paid in proportion to paid up capital
150. Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purpose of this Article no amount paid up on a share in advance of calls shall be treated as paid up on the share.

Retention of dividends, etc.
151. (a) The Board may retain any dividends or other moneys payable on or in respect of a share upon which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

     (b) The Board may retain any dividends or other monies payable upon shares in respect of which any person is, under the provisions as to the transmission of shares hereinbefore contained, entitled to become a member, or in respect of which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

Deduction of debts
     (c) The Board may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to the Company on account of calls, instalments or otherwise.

Dividend and call together
152. Any general meeting sanctioning a dividend may make a call on the members of such amount as the meeting resolves, but so that the call on each member shall not exceed the dividend payable to him, and so that the call be made payable at the same time as the dividend, and the dividend may, if so arranged between the Company and the member, be set off against the call.

Dividend in specie
153. The Board may direct that any dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may disregard fractional entitlements, round the same up or down or provide that the same shall accrue to the benefit of the Company, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend and such appointment shall be effective. Where required, a contract shall be filed in accordance with the provisions of the Companies Law and the Board may appoint any person to sign such contract on behalf of the persons entitled to the dividend and such appointment shall be effective.

Effect of transfer
154. (a) A transfer of shares shall not pass therewith the right to any dividend or bonus declared thereon before the registration of the transfer.

     (b) Any resolution declaring or resolving upon the payment of a dividend or other distribution on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same shall be payable or made to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend or other distribution shall be payable or made to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

Receipt for dividends by joint holders of share
155. If two or more persons are registered as joint holders of any shares, any one of such persons may give effectual receipts for any dividends, interim and special dividends or bonuses and other moneys payable or rights or property distributable in respect of such shares.

Payment by post
156. (a) Unless otherwise directed by the Board, any dividend, interest or other sum payable in cash to a holder of shares may be paid by cheque or warrant sent through the post to the registered address of the member entitled, or, in case of joint holders, to the registered address of the person whose name stands first in the register in respect of the joint holding or to such person and to such address as the holder or joint holders may in writing direct. Every cheque or warrant so sent shall be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares and shall be sent at his or their risk, and the payment of any such cheque or warrant by the bank on which it is drawn shall operate as a good discharge to the Company in respect of the dividend and/or bonus represented thereby, notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged.

App 3
r.13(1)
     (b) The Company may cease sending such cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise its power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

Unclaimed dividend
App 3
r.3(2)
157. All dividends or bonuses unclaimed for one year after having been declared may be invested or otherwise made use of by the Board for the exclusive benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof or be required to account for any money earned thereon. All dividends or bonuses unclaimed for six years after having been declared may be forfeited by the Board and shall revert to the Company and after such forfeiture no member or other person shall have any right to or claim in respect of such dividends or bonuses.

                            Untraceable Shareholders
                            ------------------------

Sale of shares of untraceable shareholders
158. (a) The Company shall be entitled to sell any shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or operation of law if and provided that:

           (i) all cheques or warrants, not being less than three in number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years;

           (ii) the Company has not during that time or before the expiry of the three month period referred to in paragraph (iv) below received any indication of the whereabouts or existence of the member or person entitled to such shares by death, bankruptcy or operation of law;

App 3
r.13(2)(a)
           (iii) during the 12-year period, at least three dividends in respect of the shares in question have become payable and no dividend during that period has been claimed by the member; and

App 3
r.13(2)(b)
           (iv) upon expiry of the 12-year period, the Company has caused an advertisement to be published in the newspapers or, subject to the Listing Rules, by publication on the GEM website or by electronic communication in the manner in which notices may be served by the Company by electronic means as herein provided, giving notice of its intention to sell such shares, and a period of three months has elapsed since such advertisement and the Exchange has been notified of such intention.

           The net proceeds of any such sale shall belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former member for an amount equal to such net proceeds.

     (b) To give effect to any sale contemplated by paragraph (a) the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such other documents as are necessary to effect the transfer, and such documents shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares or other securities in or of the Company or its holding company if any) or as the Board may from time to time think fit.

                              Document Destruction
                              --------------------

Destruction of registrable documents, etc.
159. The Company shall be entitled to destroy all instruments of transfer, probate, letters of administration, stop notices, powers of attorney, certificates of marriage or death and other documents relating to or affecting title to securities in or of the Company ("Registrable Documents") which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the register if purporting to have been made on the basis of an instrument of transfer or Registrable Document so destroyed was duly and properly made and every instrument of transfer or

     Registrable Document so destroyed was a valid and effective instrument or document duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

     (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without express notice of the Company of any claim (regardless of the parties thereto) to which the document might be relevant;

     (b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

     (c) references herein to the destruction of any document include references to the disposal thereof in any manner.

     Notwithstanding any provision contained in these Articles, the Directors may, if permitted by Applicable Laws, authorize the destruction of any documents referred to in this Article or any other documents in relation to share registration which have been microfilmed or electronically stored by the Company or by the share registrar on its behalf provided always that this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document might be relevant to a claim.

                           Annual Returns and Filings
                           --------------------------

Annual returns and filings
160. The Board shall make the requisite annual returns and any other requisite filings in accordance with the Companies Law.

                                    Accounts
                                    --------

Accounts to be kept
App 11
Part B
r.4(1)
161. The board shall cause to be kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to show and explain its transactions and otherwise in accordance with the Companies Law.

Where accounts are to be kept
162. The books of account shall be kept at the Company's principal place of business in Hong Kong or, subject to the provisions of the Companies Law, at such other place or places as the Board thinks fit and shall always be open to the inspection of the Directors.

Inspection by members
163. The Board shall from time to time determine whether, to what extent, at what times and places and under what conditions or regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of the members (other than officers of the Company) and no member shall have any right of inspecting any accounts or books or documents of the Company except as conferred by the Companies Law or any other Applicable Law or as authorised by the Board or by the Company in general meeting.

Annual profit and loss account and balance sheet
App 11
Part B
r.4(2)
164. (a) The Board shall, commencing with the first annual general meeting cause to be prepared and to be laid before the members of the Company at every annual general meeting a profit and loss account for the period, in the case of the first account, since the incorporation of the Company and, in any other case, since the preceding account, together with a balance sheet as at the date to which the profit and loss account is made up (including every document required by Applicable Laws to be annexed thereto) and a Directors' report with respect to the profit or loss of the Company for the period covered by the profit and loss account and the state of the Company's affairs as at the end of such period, an Auditors' report on such accounts prepared pursuant to Article 165 and such other reports and accounts as may be required by Applicable Laws.

Annual report of Directors and balance sheet to be sent to members etc.
App 11
Part B
r.3(3)
App 3
r.5
     (b) Copies of those documents to be laid before the members of the Company at an annual general meeting shall not less than 21 days before the date of the meeting be sent in the manner in which notices may be served by the Company as provided herein to every member of the Company and every holder of debentures of the Company, provided that the Company shall not be required to send copies of those documents to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

     (c) To the extent permitted by and subject to due compliance with these Articles, the Companies Law and all applicable rules and regulations, including, without limitation, the rules of the Exchange, and to obtaining all necessary consents, if any, required thereunder, the requirements of Article 164(b) shall be deemed satisfied in relation to any member or any holder of debentures of the Company by sending to such person instead of such copies, not less than 21 days before the date of the annual general meeting, in any manner not prohibited by these Articles and the Companies Law, a summary financial statement derived from the Company's annual accounts, together with the Directors' report and the Auditor's report on such accounts, which shall be in the form and containing the information required by these Articles, the Companies Law and all other Applicable Laws, provided that any person who is otherwise entitled to the annual accounts of the Company, together with the Director's report and the Auditor's report thereon may, if he so requires, by notice in writing served on the Company, demand that the Company sends to him, in addition to the summary financial statement, a complete printed copy of the Company's annual accounts, together with the Directors' report and the Auditor's report thereon.

                                      Audit
                                      -----

Auditors
App 11
Part B
r.4(2)
165. The Auditors shall audit the profit and loss account and balance sheet of the Company in each year and shall prepare a report thereon to be annexed thereto. Such report shall be laid before the Company at its annual general meeting in each year and shall be open to inspection by any member. The Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Board or any general meeting of the members, make a report on the accounts of the Company in general meeting during their tenure of office.

Appointment and remuneration of Auditors
166. The Company shall at any annual general meeting appoint an auditor or auditors of the Company who shall hold office until the next annual general meeting. The remuneration of the Auditors shall be fixed by the Company at the annual general meeting at which they are appointed provided that in respect of any particular year the Company in general meeting may delegate the fixing of such remuneration to the board. No person may be appointed as the, or an, Auditor, unless he is independent of the Company. The Board may before the first annual general meeting appoint an auditor or auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the members in general meeting in which case the members at that meeting may appoint Auditors. The Board may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Board under this Article may be fixed by the Board. Notwithstanding the above, for so long as the ADSs of the Company are listed or quoted on Nasdaq, the Audit Committee is directly responsible for the appointment, remuneration, retension and oversight of the Company's Auditors.

When accounts to be deemed settled
167. Every statement of accounts audited by the Auditors and presented by the Board at an annual general meeting shall after approval at such meeting be conclusive except as regards any error discovered therein within three months of the approval thereof. Whenever any such error is discovered within that period, it shall forthwith be corrected, and the statement of account amended in respect of the error shall be conclusive.

                                 Audit Committee

Audit Committee
168. Without prejudice to the freedom of the Directors to establish any other committees, for so long as the ADSs of the Company are listed or quoted on Nasdaq, it shall establish and maintain an Audit Committee as a committee of the board, the composition and responsibilities of which shall comply with the applicable rules of both the NASD Manual & Notices to Members, as amended from time to time, and the Listing Rules. The Audit Committee shall have at least three members, comprised solely of Independent Directors who do not own or control 20% or more of any class of voting securities of the Company or such other Directors as allowed from time to time and satisfy the following qualifications:

     (a) each is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement; and

     (b) at least one of them has past employment experience in finance or accounting, requisite professional experience in accounting, or any other comparable experience or background which results in the individual Director's financial sophistication, including being or have been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Written audit committee charter
169. The Company shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis. The charter shall specify the responsibilities of the Audit Committee which shall include responsibility for, among other things, ensuring its receipt from the outside auditors of the Company of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, as amended from time to time, and the Audit Committee's responsibility for actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor take appropriate action to oversee the independence of the outside auditor. In addition, the Audit Committee is responsible for reviewing potential conflict of interest situations and approving all Related Party Transactions.

Chairperson of Audit Committee
170. Unless a Chairperson is elected by the Directors, the members of the Audit Committee may designate a chairperson by majority vote of the full Audit Committee membership.

Meetings of the Audit Committee
171. The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.

                              Conflicts of Interest

Conflicts of interest
172. For so long as the ADSs of the Company are listed or quoted on Nasdaq, the Company shall conduct an appropriate review of all material Related Party Transactions on an ongoing basis and shall utilize the Audit Committee for the review and approval of potential conflicts of interest situations.

                             Compensation Committee

Compensation Committee
173. Without prejudice to the freedom of the Directors to establish any other committees, the Board may establish a Compensation Committee to assist the board in reviewing and approving the compensation structure for the company's directors and officers. For so long as the ADSs of the Company are listed or quoted on Nasdaq, the Compensation Committee shall have at least three members, a majority of which should be Independent Directors. The Compensation Committee shall evaluate the performance of the Company's senior executive officers and approve the compensation for such senior executive officers.

                              Nomination Committee

Nomination Committee
174. Without prejudice to the freedom of the Directors to establish any other committees, the Board may establish a Nomination Committee to assist the board in identifying qualified individuals to become board members and in determining the composition of the board and its committees. For so long as the ADSs of the Company are listed or quoted on Nasdaq, the Nomination Committee shall have at least three members, a majority of which should be Independent Directors. The Company shall adopt a formal written nomination charter and assess the adequacy of such formal written charter on an annual basis.

                                     Notices
                                     -------

Service of notices
App 3
r.7(1)
175. (a) Except as otherwise provided in these Articles, any notice or document may be served by the Company and any notices may be served by the Board on any member either personally or by sending it through the post in a prepaid letter addressed to such member at his registered address as appearing in the register or, to the extent permitted by the Listing Rules and all Applicable Laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the member to the Company or by placing it on the Company's Website provided that the Company has obtained the member's prior express positive confirmation in writing to receive or otherwise have made available to him notices and documents to be given or issued to him by the Company by such electronic means, or (in the case of notice) by advertisement published in the newspapers or, to the extent permitted by the Listing Rules, by publication on the GEM website. In the case of joint holders of a share, all notices shall be given to that holder for the time being one of the joint holders and notice so given shall be sufficient notice to all the joint holders.

     (b) Notwithstanding any election by a member from time to time to receive any notice or document through electronic means, such member or document, who for any reason have difficulty in receiving or gaining access to the corporate communication will promptly upon request be sent the corporate communication in printed form free of charge.

     (c) Notice of every general meeting shall be given in any manner hereinbefore authorised to:

           (i) every person shown as a member in the register of members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of members;

           (ii) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member of record where the member of record but for his death or bankruptcy would be entitled to receive notice of the meeting;

           (iii) the Auditors;

           (iv)  each Director and alternate Director;

           (v)   the Exchange;

           (vi)  Nasdaq; and

           (vii) such other person to whom such notice is required to be given in accordance with the Listing Rules.

           No other person shall be entitled to receive notices of general meetings.

Members out of Hong Kong
App.3
r.7(2)
App 3
r.7(3)
176. A member shall be entitled to have notice served on him at any address within Hong Kong. Any member who has not given an express positive confirmation in writing to the Company to receive or otherwise have made available to him notices and documents to be given or issued to him by the Company by electronic means and whose registered address is outside Hong Kong may notify the Company in writing of an address in Hong Kong which for the purpose of service of notice shall be deemed to be his registered address. A member who has no registered address in Hong Kong shall be deemed to have received any notice which shall have been displayed at the transfer office and shall have remained there for a period of 24 hours and such notice shall be deemed to have been received by such member on the day following that on which it shall have been first so displayed, provided that, without prejudice to the other provisions of these Articles, nothing in this Article 176 shall be construed as prohibiting the Company from sending, or entitling the Company not to send, notices or other documents of the Company to any member whose registered address is outside Hong Kong.

When notice by post deemed to be served

177. Any notice or document sent by post shall be deemed to have been served on the day following that on which it is put into a post office situated within Hong Kong and in proving such service it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly prepaid, addressed and put into such post office and a certificate in writing signed by the Secretary or other person appointed by the Board that the envelope or wrapper containing the notice or document was so addressed and put into such post office shall be conclusive evidence thereof. Any notice or other document delivered or left at a registered address otherwise than by post shall be deemed to have been served or delivered on the day it was so delivered or left. Any notice served by advertisement shall be deemed to have been served on the day of issue of the official publication and/or newspaper(s) in which the advertisement is published (or on the last day of issue if the publication and/or newspaper(s) are published on different dates). Any notice given by publication on the GEM website or by electronic means as provided herein shall be deemed to have been served and delivered on the day following that on which it is successfully transmitted or at such later time as may be prescribed by the Listing Rules or any Applicable Laws.

Choice of language
178. Where a person has in accordance with the Companies Law, the Listing Rules and any other Applicable Laws consented to receive notices and other documents from the Company in English language only or the Chinese language only but not both, it shall be sufficient for the Company to serve on or deliver to him any notice or document in such language only in accordance with these presents unless and until there is a notice of revocation or amendment of such consent given or deemed to have given by such person to the Company in accordance with the Companies Law and any other Applicable Laws which shall have effect in respect of any notice or document to be served on or delivered to such person subsequent to the giving of such notice of revocation or amendment.

Service of notice to persons entitled on death, mental disorder or bankruptcy of a member
179. A notice may be given by the Company to the person or persons entitled to a share in consequence of the death, mental disorder or bankruptcy of a member by sending it through the post in a prepaid letter addressed to him or them by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address (including electronic number or address or website), if any, within Hong Kong supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

Transferee bound by prior notices
180. Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which prior to his name and address being entered on the register shall have been duly given to the person from whom he derives his title to such share.

Notice valid though member deceased
181. Any notice or document delivered or sent to any member in pursuance of these Articles, shall notwithstanding that such member be then deceased and whether or not the Company has notice of his death be deemed to have been duly served in respect of any registered shares whether held solely or jointly with other persons by such member until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his personal representatives and all persons (if any) jointly interested with him in any such shares.

How notice to be signed
182. The signature to any notice to be given by the Company may be written or printed by means of facsimile or, where relevant, by Electronic Signature.

                                   Information
                                   -----------

Member not entitled to information
183. No member shall be entitled to require discovery of or any information in respect of any detail of the Company's trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the members or the Company to communicate to the public.

Directors entitled to disclose information
184. The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its members including, without limitation, information contained in the register of members and transfer books of the Company.

                                   Winding Up
                                   ----------

Power to distribute assets in specie following liquidation
185. If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the court) the liquidator may, with the authority of a special resolution of the Company and any other sanction required by the Companies Law divide among the members in specie or kind the whole or any part of the assets of the Company (whether the assets shall consist of property of one kind or shall consist of properties of different kinds) and may for such purpose set such value as he deems fair upon any property to be divided and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority or sanction vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like authority or sanction and subject to the Companies Law, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no member shall be compelled to accept any assets, shares or other securities in respect of which there is a liability.

Distribution of assets in liquidation
186. If the Company shall be wound up, and the assets available for distribution amongst the members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

Service of process
187. In the event of a winding-up of the Company in Hong Kong, every member of the Company who is not for the time being in Hong Kong shall be bound, within 14 days after the passing of an effective resolution to wind up the Company voluntarily, or the making of an order for the winding-up of the Company, to serve notice in writing on the Company appointing some person resident in Hong Kong and stating that person's full name, address and occupation upon whom all summonses, notices, process, orders and judgments in relation to or under the winding-up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty on behalf of such member to appoint some such person, and service upon any such appointee, whether appointed by the member or the liquidator, shall be deemed to be good personal service on such member for all purposes, and, where the liquidator makes any such appointment, he shall with all convenient speed give notice thereof to such member by advertisement as he shall deem appropriate or by a registered letter sent through the post and addressed to such member at his address as appearing in the register, and such notice shall be deemed to be service on the day following that on which the advertisement first appears or the letter is posted.

                                  Indemnities
                                  -----------

Indemnities of Directors and officers
188. (a) Every Director, Auditor or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities incurred or sustained by him as a Director, Auditor or other officer of the Company in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted.

     (b) Subject to the Companies Law, if any Director or other person shall become personally liable for the payment of any sum primarily due from the Company, the Board may execute or cause to be executed any mortgage, charge, or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Director or person so becoming liable as aforesaid from any loss in respect of such liability.

                                 Financial Year
                                 --------------

Financial year
189. The financial year of the Company shall be prescribed by the Board and may, from time to time, be changed by it.

                      Amendment of Memorandum and Articles
                      ------------------------------------

Amendment of Memorandum and Articles
App 11
Part B
r.1
190. Subject to the Companies Law, the Company may at any time and from time to time by special resolution alter or amend its Memorandum of Association and Articles of Association in whole or in part.